                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                     PUBLIC STEERS(R) SERIES 1998 F-Z4 TRUST

                                DISTRIBUTION DATE
                                  MAY 15, 2001
                             CUSIP NUMBER 744593AH7

      (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Ford Motor Company Debentures due May 15, 2097 (the "Underlying Securities"):

                        Interest:     $4,811,493.88.
                        Principal:             0.00
                        Premium:               0.00

      (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                        Paid by the Trust:        $    0.00
                        Paid by the Depositor:    $1,000.00

      (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                  Class A:

                        Interest:       $3,228,493.88
                        Principal:      $1,583,000.00

                  Class B:

                        Interest:                             0.00
                        Principal:                            0.00

                        Unpaid Interest Accrued:              0.00

      (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                        Principal Amount:                         $125,000,000
                        Interest Rate:                                    7.70%
                        Rating:
                              Moody's Investor Service                             A1
                              Standard & Poor's Rating Service                     A

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      (v)   the aggregate Certificate Principal Balance (or Notional Amount, if
            applicable) of each Class of such Series at the close of business on such Distribution Date.

                        Class A:
                        Initial Principal Balance:    $106,903,000
                        Reduction:                   ($ 11,330,000)
                                                      ------------
                        Principal Balance 05/15/02:   $ 95,573,000

                        Class B:
                        Principal Balance
                        at Maturity:                  $125,000,000